UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange

7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2022, Modiv Operating Partnership, LP (“Modiv OP”), the operating partnership of Modiv Inc. (“Modiv”), as borrower, entered into that certain First Amendment to Credit Agreement and Guaranty (the “Credit Agreement Amendment”) with Modiv and the subsidiary guarantors party thereto, as guarantors, KeyBank National Association (“KeyBank”), individually and as agent for itself and the other lenders (the “Lenders”) from time to time party to the Credit Agreement (as defined below), and the other Lenders party thereto. The Credit Agreement Amendment modifies the Credit Agreement, dated as of January 18, 2022, by and among Modiv OP, KeyBank and the Lenders (the “Credit Agreement”), as described in Modiv’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2022, to, among other things, (i) increase the four-year revolving line of credit under the Credit Agreement from $100,000,000 to $150,000,000, (ii) increase the five-year term loan under the Credit Agreement from $150,000,000 to $250,000,000 (the “Term Loan”), and (iii) increase the total commitment of the Lenders under the Credit Agreement from $250,000,000 to $400,000,000 (expandable up to $750,000,000 as provided in the Credit Agreement, as amended by the Credit Agreement Amendment) (the “Credit Facility”).

The Credit Agreement Amendment contains representations, warranties, covenants and conditions precedent to funding that are customary for agreements of these types. Modiv incurred certain customary fees, costs and expenses in connection with the closing of the Credit Agreement Amendment.

On October 26, 2022, Modiv purchased a five-year swap at 3.44% on an additional $100,000,000 of its Term Loan that will result in a fixed interest rate of 5.04% on additional draws under the expanded Term Loan when Modiv’s leverage ratio is less than or equal to 40%. As part of the swap transaction, Modiv sold a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 7.01.	Regulation FD Disclosure.

Press Release

On October 27, 2022, Modiv issued a press release announcing the entry into the Credit Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Modiv Inc. Press Release dated October 27, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

	By:	/s/ RAYMOND J. PACINI
		Name:	Raymond J. Pacini
		Title:	Chief Financial Officer

Date: October 27, 2022